Exhibit 99.1

Plumtree Software Announces Preliminary Second Quarter 2005 Results

SAN FRANCISCO, Calif., July 18, 2005 - Plumtree Software (Nasdaq: PLUM) today announced preliminary results for its second quarter ended June 30, 2005. Revenue for the second quarter of 2005 is expected to be $22.5 million, of which $7.4 million relates to license revenue and $15.1 million relates to services and maintenance revenue.

“Our second quarter results were impacted by several deals that slipped and did not close by the end of quarter. While I am disappointed in our second quarter revenue performance, we see increasing market awareness of the opportunity for composite applications, and believe Plumtree is well-positioned to benefit from the growing demand for these solutions,” said John Kunze, CEO of Plumtree Software.

Plumtree Software also announced that it is conducting an internal investigation into the company’s potential non-compliance with the “Price Reductions” clause of its contract with the U.S. General Services Administration (GSA). The Company is doing this after becoming aware in February 2005, that in connection with certain sales entered into during the fourth quarter of 2004, it did not comply with the “Price Reductions” clause of the GSA contract. Plumtree Software expects to take a charge or disclose a contingent liability range associated with such investigation, which could impact the second quarter of 2005. Plumtree Software also announced that the GSA is considering extending its existing contract with the company. In connection therewith, the GSA has elected to conduct a pre-award audit of certain commercial sales practice pricing information of the company.

PRELIMINARY EARNINGS CONFERENCE CALL

A conference call with company management will be held at 8:30 a.m. ET (5:30 a.m. PT). Details of the conference call are as follows:

DATE:	Monday, July 18, 2005

TIME:	8:30 a.m. Eastern Time
5:30 a.m. Pacific Time

Dial IN:	Domestic: 888-793-1858
International: 210-234-8001
Passcode: Plumtree

REPLAY
DIAL IN:	Domestic: 866-431-7950
International: 203-369-0981
Passcode: Plumtree

The conference call will also be simulcast over www.plumtree.com/ir. Please go to this site 15 minutes before the start of the call to register, and to install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

REGULAR EARNINGS CONFERENCE CALL

Plumtree will release its second quarter 2005 results on August 8, 2005, at approximately 4:05 p.m. ET (1:05 p.m. PT). A conference call with company management will be held following the announcement at 5:00 p.m. ET (2:00 p.m. PT). Details of the conference call are as follows:

DATE:	Monday, August 8, 2005

TIME:	5:00 p.m. Eastern Time
2:00 p.m. Pacific Time

DIAL IN:	Domestic: 800-857-9600
International: 210-234-0000
Passcode: Plumtree

REPLAY
DIAL IN:	Domestic and International: 866-432-8780
Passcode: Plumtree

Additional investor information can be accessed at www.plumtree.com.

Safe Harbor Statement and Caution

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include: statements regarding our expected revenue for the second quarter of 2005, increasing market awareness of the opportunity for composite applications and our ability to benefit from growing demand for these solutions, the possible extension of the GSA contract and the charge that we may be required to take as a result of our audit of the GSA contract and the separate GSA audit. These forward looking statements are subject to numerous risks and uncertainties and actual results may vary materially depending on our actual financial results for the second quarter of 2005, our auditor’s review of our financial results for the second quarter of 2005, the outcome of the GSA audit and our own internal investigation in relation to the GSA contract. Other risks and uncertainties associated with increasing market awareness of the opportunity for composite applications and our ability to benefit from growing demand for these solutions include risks associated with adverse conditions in worldwide IT spending trends; the impact of increasing competition; the success of major version releases, new platforms, applications and tools; the ability of our customers to deploy our products successfully and their willingness to act as references; changes in the needs and priorities of existing and potential customers; failure to manage technological change; and those other risks and uncertainties contained in the Company’s most recent Annual Report filed with the Securities and Exchange Commission (“SEC”) on Form 10-K, and all subsequent SEC filings. Copies of filings made with the SEC are available through the SEC’s electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov. We undertake no obligation following the date of this release to update or revise our forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date such statements are made. Past performance is not indicative of future results. We cannot guarantee any future operating results, activity, performance or achievement.

About Plumtree Software

Plumtree Software is a technology leader, providing enterprise solutions to bridge disparate work groups, IT systems and business processes with its cross-platform portal. Plumtree Software continues to innovate, offering rich service-oriented environments to deliver composite applications that give customers the freedom and flexibility to support advanced user needs and business processes. Plumtree Software’s solutions provide significant business value to more than 21 million users worldwide. Customers include Airbus, Mazda, Pratt & Whitney and U.S. Navy. For more information, visit www.plumtree.com.

Plumtree is a registered trademark of Plumtree Software, Inc. and/or its subsidiaries in the U.S. and/or other countries. All other registered and unregistered trademarks in this document are the sole property of their respective owners.

Contact:

Plumtree Software

Marissa Lee

415.399.7109 (Press)

Marissa.Lee@plumtree.com

Market Street Partners

JoAnn Horne, Rob Walker

415.445.3234 (Investors)

joann@marketstreetpartners.com

rwalker@marketstreetpartners.com

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